UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2026

Rent the Runway, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40958	80-0376379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RENT	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Second Amendment

On April 1, 2026, Rent the Runway, Inc. (the “Company”) entered into the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), by and among the Company, as borrower, the lenders party thereto (the “Lenders”) and CHS (US) Management LLC, as administrative agent (the “Agent”), which amends the Amended and Restated Credit Agreement, dated as of October 28, 2025 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of January 28, 2026 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Second Amendment amends the Credit Agreement to provide the Company with the ability to capitalize interest in lieu of cash payments until May 3, 2027.

The description of the terms of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated April 1, 2026, by and among the Company, the Agent, and the Lenders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT THE RUNWAY, INC.

Date: April 6, 2026	By:	/s/ Siddharth Thacker
Siddharth Thacker Chief Financial Officer